Exhibit 99.1

Byrna Technologies Reports Fiscal Second Quarter 2023 Results

ANDOVER, Mass., July 11, 2023 /PRNewswire/ - Byrna Technologies Inc. (“Byrna” or the “Company”) (Nasdaq: BYRN), a technology company specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions, today reported selected financial results for its fiscal second quarter ended May 31, 2023 (“Q2 2023”).

Fiscal Second Quarter 2023 and Recent Operational Highlights

●

Commenced production of the new, more powerful Byrna LE launcher and successfully worked through the backlog and waitlist of 5,800 units from the first quarter of 2023, shipping out 6,235 Byrna LE Kits during Q2 2023. Byrna is continuing to ramp up production of the Byrna LE and intends to release it on Amazon this week.

●

Commenced production and shipment of its revolutionary new 12-gauge less-lethal round during the quarter. The round was voted “BEST OF SHOT 2023 – Top 21 Defense Loads” and was recently favorably reviewed by Firearms News.

●

Drawing upon the success of Byrna’s retail store and its Dealer of the Year “Live Safe Hawaii,” Byrna instituted its new “Premier Dealer” program signing three new Premier Dealers. Premier Dealers are owner operated brick-and-mortar stores that derive more than 50% of their revenue from Byrna products. To date these dealers, including a dealer with a less-lethal training facility, have generated more than $180,000 in business and are part of the reason for the strong growth in Byrna’s Dealer Sales Division this quarter as less-than-lethal options become more prevalent.

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Secured the Company's first law enforcement contract in Australia, marking a significant milestone for Byrna's regional expansion and establishing a promising foundation for increased market penetration in the Australian market and broader Asia-Pacific region.

Fiscal Second Quarter 2023 Financial Results

Results compare 2023 fiscal second quarter end (May 31, 2023) to 2022 fiscal second quarter end (May 31, 2022) unless otherwise indicated.

Net revenue for Q2 2023 was $11.5 million compared to $11.6 million in the fiscal second quarter of 2022 (“Q2 2022”). The slight decrease in sales was primarily due to a $1.4 million decline in international orders which was offset by a $0.9 million increase in sales to domestic dealers and distributors as well as revenue contributed from the sale of Fox Labs products, which the Company acquired in May 2022.

Gross profit for Q2 2023 was essentially unchanged year-over-year at $6.2 million (53.9% of net revenue) compared to $6.1 million (52.7% of net revenue) for Q2 2022. The gross profit percentage of 53.9% for Q2 2023 was down from 62.0% in Q1 2023 due to both customer mix (a larger percentage of lower margin dealer and international sales in Q2) as well as unfavorable manufacturing variances resulting from lower production volumes and resulting scrap as the factory worked to get the Byrna LE into serial production.

Operating expenses for Q2 2023 were $7.0 million compared to $8.7 million for Q2 2022. The decrease in operating expenses was primarily due to a reduction of $0.6 million in non-stock compensation payroll costs, a reduction in marketing spend of $0.6 million and lower professional fees and insurance costs of $0.4 million.

Net loss for Q2 2023 improved to $(1.1) million compared to $(3.0) million for Q2 2022. The improvement in net loss was primarily due to the decreased operating expenses noted previously.

Adjusted EBITDA, a non-GAAP metric reconciled below, for Q2 2023 totaled $739,000 compared to $(909,000) for Q2 2022. The improvement in adjusted EBITDA was primarily due to a decrease in operating expenses.

Cash and cash equivalents at May 31, 2023 totaled $15.4 million compared to $14.4 million at February 28, 2023. Inventory at May 31, 2023 totaled $17.5 million compared to $18.0 million at February 28, 2023. The Company has no current or long-term debt.

Management Commentary

“In the second quarter, we continued to make progress in several key focus areas. We entered serial production for our Byrna LE and 12-gauge less-lethal rounds, successfully working down our waitlist and backorders for these products, which led to a more than $3 million sequential topline increase,” said Byrna CEO Bryan Ganz. “We were also able to streamline our operations, reducing our cost structure as we accelerate our path to sustained profitability. Finally, our efforts in our dealer sales division resulted in an almost 50% increase in year-over-year dealer sales.

“While we made good progress in production, cost management and dealer sales, we faced a setback in direct-to-consumer sales. In late March, Meta and Google simultaneously implemented a ban on any advertising by Byrna on their platforms, classifying Byrna as a ‘contraband’ product. Google has since backed off its position slightly, allowing ads that do not show the launcher to run on YouTube; however, Meta has been unrelenting in its advertising on all Meta platforms, including Facebook and Instagram.

“These challenges resulted in an immediate falloff in web traffic on Byrna.com, Byrna.ca and Amazon.com. On Byrna.com, daily web traffic fell from an average of about 26,000 sessions in the first three months of calendar 2023 to an average of about 12,000 sessions in the second three months of calendar 2023, a 55% decline. Amazon sessions declined by 10.4% during the same period. Despite the significant decline in sessions, sales on Byrna.com were off less than 1.0% compared to the same period last year while Amazon sales were off 5.5% compared to the same period last year. Though we were pleased with the resilience of our e-commerce sales, we recognize that over time, fewer sessions will result in lower sales.

“We do not know when Meta’s ban on the advertising of Byrna’s products will be lifted. Accordingly, we are working to find effective alternatives to the large social media sites to reach potential customers. This plan includes advertising on Twitter and niche market websites that cater to Byrna’s demographic as well as increasing our print media advertising and placing a greater emphasis on gun shows, trade shows and other events through Byrna’s “Side Hustle” dealers. Last year, Byrna’s Side Hustle program produced $1.2 million in sales while dramatically increasing Byrna’s visibility with its core constituents. We believe that by devoting more resources to this program we can both grow Side Hustle sales and increase Byrna’s visibility.

“We firmly believe that Byrna provides a solution to America's epidemic of gun violence. We're actively striving to overturn existing bans on advertising, marketing and even discussion of less-lethal weapons on certain social media platforms such as Meta. We believe it is crucial that we educate consumers as to the viable non-lethal alternatives to traditional firearms, as any time someone uses a non-lethal device rather than a traditional firearm to defend themselves and their family, a potential tragedy is averted.

1 See non-GAAP financial measures at the end of this press release for a reconciliation and a discussion of non-GAAP financial measures.

“On July 6th, Byrna kicked off a campaign using email, billboards, print media and social media sites such as Twitter to try to get Meta to reconsider their position. You can find this campaign at https://byrna.com/pages/stop-censoring-byrna. Our goal is to convince Meta that their decision to ban advertising by less-lethal weapons companies robs consumers of the opportunity to learn about less-lethal alternatives to traditional firearms. In this case, ‘Free Speech Saves Lives!’

“As our results show, through a diligent focus on cost management, we’ve been able to reduce operating expenses and improve our profitability for the quarter to the tune of a $1.6 million increase in adjusted EBITDA over Q2 of last year. Byrna will remain vigilant in its cost control efforts to remain profitable while the Company works to find alternate ways to get its message out to consumers.

“Byrna is currently cash flow positive with over $15.4 million of cash and cash equivalents and no debt. In the coming quarters, we expect to work through our sizeable inventory, which will free up additional cash providing an ample cushion. This solid financial foundation provides us with the ability to navigate current challenges while we position ourselves to invest in key areas of our business and still maintain a robust cash flow trajectory.”

Fiscal 2023 Outlook

Due to the uncertainty created by the ban on advertising of Byrna’s products from all Meta platforms, Byrna has decided to withdraw its previously communicated guidance for fiscal year 2023.

Byrna still expects to improve its top- and bottom-line performance in fiscal 2023. The Company plans to reevaluate its approach to providing financial projections on an ongoing basis and may provide an updated outlook at a later date. Byrna is dedicated to maintaining transparency and fostering open communication with its shareholders. Updates on key milestones and achievements will be provided, ensuring that stakeholders are kept informed of the Company's progress and future prospects.

Conference Call

The Company’s management will host a conference call today, July 11, 2023, at 9:00 a.m. Eastern time (6:00 a.m. Pacific time) to discuss these results, followed by a question-and-answer period.

U.S. dial-in: 201-689-8354

International dial-in: 877-709-8150

Confirmation: 13739361

Please call the conference telephone number 5-10 minutes prior to the start time of the conference call. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Gateway Group at 949-574-3860.

The conference call will be broadcast live and available for replay here and via the Investor Relations section of Byrna’s website.

About Byrna Technologies Inc.

Byrna is a technology company specializing in the development, manufacture, and sale of innovative non-lethal personal security solutions. For more information on the Company, please visit the corporate website here or the Company's investor relations site here. The Company is the manufacturer of the Byrna® SD, LE, EP, TCR and Mission 4 personal security devices, state-of-the-art handheld CO2 powered launchers designed to provide a non-lethal alternative to a firearm for the consumer, private security, and law enforcement markets. To purchase Byrna products, visit the Company's e-commerce store.

Forward- Looking Statements

This news release contains "forward-looking statements" within the meaning of the securities laws. All statements contained in this news release, other than statements of current and historical fact, are forward-looking. Often, but not always, forward-looking statements can be identified by the use of words such as "plans," "expects," "intends," "anticipates," and "believes” and statements that certain actions, events or results "may,” "could,” "would,” "should,” "might," "occur," or "be achieved," or "will be taken.” Forward-looking statements include descriptions of currently occurring matters which may continue in the future. Forward-looking statements in this news release include but are not limited to our statements related the Company’s ability to increase production of the Byrna LE and the timing of its release on Amazon, expectations regarding the Company’s market penetration in Australia and the Asia-Pacific region, the impact of marketing bans on direct-to-consumer sales, whether Meta will continue to ban advertisement of Byrna products, the growth of Side Hustle sales and resulting visibility, the Company’s ability to sell existing inventory, the Company’s ability to invest in key areas of its business, the Company’s ability to improve top and bottom-line performance during fiscal 2023, the Company’s gross profit margins and future profitability, and the Company’s operating expenses and the components thereof. Forward-looking statements are not, and cannot be, a guarantee of future results or events. Forward-looking statements are based on, among other things, opinions, assumptions, estimates, and analyses that, while considered reasonable by the Company at the date the forward-looking information is provided, inherently are subject to significant risks, uncertainties, contingencies, and other factors that may cause actual results and events to be materially different from those expressed or implied.

Any number of risk factors could affect our actual results and cause them to differ materially from those expressed or implied by the forward-looking statements in this news release, including, but not limited to, disappointing market responses to current or future products or services; prolonged, new, or exacerbated disruption of our supply chain; the further or prolonged disruption of new product development; production or distribution or delays in entry or penetration of sales channels due to inventory constraints, competitive factors, pandemic-related factors, civil unrest, increased shipping costs or freight interruptions; prototype, parts and material shortages, particularly of parts sourced from limited or sole source providers; determinations by third party controlled distribution channels, including Amazon, not to carry or reduce inventory of the Company’s products; determinations by advertisers to prohibit marketing of some or all Byrna products; potential cancellations of existing or future orders including as a result of any fulfillment delays, introduction of competing products, negative publicity, or other factors; product design defects or recalls; litigation, enforcement proceedings or other regulatory or legal developments; changes in consumer or political sentiment affecting product demand; regulatory factors including the impact of commerce and trade laws and regulations; import-export related matters or sanctions or embargos that could affect the Company’s supply chain or markets; delays in planned operations related to licensing, registration or permit requirements; and future restrictions on the Company’s cash resources, increased costs and other events that could potentially reduce demand for the Company's products or result in order cancellations. The order in which these factors appear should not be construed to indicate their relative importance or priority. We caution that these factors may not be exhaustive; accordingly, any forward-looking statements contained herein should not be relied upon as a prediction of actual results. Investors should carefully consider these and other relevant factors, including those risk factors in Part I, Item 1A, (“Risk Factors”) in the Company’s most recent Form 10-K, should understand it is impossible to predict or identify all such factors or risks, should not consider the foregoing list, or the risks identified in the Company’s SEC filings, to be a complete discussion of all potential risks or uncertainties, and should not place undue reliance on forward-looking information. The Company assumes no obligation to update or revise any forward-looking information, except as required by applicable law.

Contacts

Investor Relations

Tom Colton or Alec Wilson

Gateway Group

949-574-3860

BYRN@gateway-grp.com

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(Amounts in thousands except share and per share data)

(Unaudited)

	For the Three Months		For the Six Months
	Ended		Ended
	May 31,		May 31,
	2023	2022	2023	2022
Net revenue	$11,508	$11,619	$19,919	$19,596
Cost of goods sold	5,309	5,495	8,475	8,858
Gross profit	6,199	6,124	11,444	10,738
Operating expenses	7,015	8,739	14,255	16,762
LOSS FROM OPERATIONS	(816)	(2,615)	(2,811)	(6,024)
OTHER INCOME (EXPENSE)
Foreign currency transaction loss	(46)	(274)	(184)	(96)
Interest income	143	13	286	14
Loss from joint venture	(171)	—	(338)	—
Other expenses	(209)	(69)	(263)	(180)
LOSS BEFORE INCOME TAXES	(1,099)	(2,945)	(3,310)	(6,286)
Income tax (provision) benefit	(17)	(51)	41	69
NET LOSS	(1,116)	(2,996)	(3,269)	(6,217)

Foreign currency translation adjustment for the period	(641)	9	(1,226)	14
COMPREHENSIVE LOSS	$(1,757)	$(2,987)	$(4,495)	$(6,203)

Net loss per share – basic and diluted	$(0.05)	$(0.13)	$(0.15)	$(0.27)
Weighted-average number of common shares outstanding - basic and diluted	21,866,260	23,097,150	21,863,263	23,443,766

BYRNA TECHNOLOGIES INC.

Condensed Consolidated Balance Sheets

(Amounts in thousands, except share and per share data)

(Unaudited)

	May 31,	November 30,
	2023	2022
	Unaudited
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$15,360	$20,068
Accounts receivable, net	4,193	5,915
Inventory, net	17,466	15,462
Prepaid expenses and other current assets	1,215	1,200
Total current assets	38,234	42,645
LONG TERM ASSETS
Intangible assets, net	3,727	3,872
Deposits for equipment	1,850	2,269
Right-of-use asset, net	2,091	2,424
Property and equipment, net	3,336	3,309
Goodwill	2,258	2,258
Investment in joint venture	183	—
Loan to joint venture	1,556	—
Other assets	188	272
TOTAL ASSETS	$53,423	$57,049

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued liabilities	$6,153	$7,708
Operating lease liabilities, current	731	757
Deferred revenue, current	424	458
Total current liabilities	7,308	8,923
LONG TERM LIABILITIES
Deferred revenue, non-current	199	340
Operating lease liabilities, non-current	1,467	1,792
Total liabilities	8,974	11,055

COMMITMENTS AND CONTINGENCIES (NOTE 20)

STOCKHOLDERS’ EQUITY
Preferred stock, $0.001 par value, 5,000,000 shares authorized, no shares issued	—	—
Common stock, $0.001 par value, 50,000,000 shares authorized. 24,032,248 shares issued and 21,866,261 shares outstanding as of May 31, 2023 and, 24,018,612 shares issued and 21,852,625 outstanding as of November 30, 2022	23	23
Additional paid-in capital	128,425	125,474
Treasury stock (2,165,987 shares purchased as of May 31, 2023 and November 30, 2022)	(17,500)	(17,500)
Accumulated deficit	(64,653)	(61,383)
Accumulated other comprehensive loss	(1,846)	(620)

Total Stockholders’ Equity	44,449	45,994

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$53,423	$57,049

Non-GAAP Financial Measures

In addition to providing financial measurements based on generally accepted accounting principles in the United States (GAAP), we provide an additional financial metric that is not prepared in accordance with GAAP (non-GAAP) with presenting non-GAAP adjusted EBITDA. Management uses this non-GAAP financial measure, in addition to GAAP financial measures, to understand and compare operating results across accounting periods, for financial and operational decision making, for planning and forecasting purposes and to evaluate our financial performance. We believe that this non-GAAP financial measure helps us to identify underlying trends in our business that could otherwise be masked by the effect of certain expenses that we exclude in the calculations of the non-GAAP financial measure.

Accordingly, we believe that this non-GAAP financial measure reflects our ongoing business in a manner that allows for meaningful comparisons and analysis of trends in the business and provides useful information to investors and others in understanding and evaluating our operating results, enhancing the overall understanding of our past performance and future prospects.

This non-GAAP financial measure does not replace the presentation of our GAAP financial results and should only be used as a supplement to, not as a substitute for, our financial results presented in accordance with GAAP. There are limitations in the use of non-GAAP measures, because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment concerning exclusions of items from the comparable non-GAAP financial measure. In addition, other companies may use other non-GAAP measures to evaluate their performance, or may calculate non-GAAP measures differently, all of which could reduce the usefulness of our non-GAAP financial measure as a tool for comparison.

Adjusted EBITDA

Adjusted EBITDA is defined as net (loss) income as reported in our condensed consolidated statements of operations and comprehensive (loss) income excluding the impact of (i) depreciation and amortization; (ii) income tax provision (benefit); (iii) interest income (expense); (iv) stock-based compensation expense, (v) impairment loss and (vi) one-time, non-recurring other expenses or income. Our Adjusted EBITDA measure eliminates potential differences in performance caused by variations in capital structures (affecting finance costs), tax positions, the cost and age of tangible assets (affecting relative depreciation expense) and the extent to which intangible assets are identifiable (affecting relative amortization expense). We also exclude certain one-time and non-cash costs. Reconciliation of Adjusted EBITDA to net (loss) income, the most directly comparable GAAP measure, is as follows (in thousands):

	For the Three Months Ended
	May 31,
	2023	2022
Net loss	$(1,116)	$(2,996)

Adjustments:
Interest (income) expense	(143)	(13)
Income tax provision (benefit)	(17)	(51)
Depreciation and amortization	300	206
Non-GAAP EBITDA	(976)	(2,854)

Stock-based compensation expense	1,487	560
Non-cash incentive compensation expense	—	943
Impairment loss	176	69
Severance/Separation	52	373
Non-GAAP adjusted EBITDA	$739	$(909)

	For the Six Months Ended
	May 31,
	2023	2022
Net loss	$(3,269)	$(6,217)

Adjustments:
Interest expense (income)	(286)	(14)
Income tax provision (benefit)	41	69
Depreciation and amortization	582	381
Non-GAAP EBITDA	(2,932)	(5,781)

Stock-based compensation expense	2,951	1,373
Non-cash incentive compensation expense	—	1,415
Impairment loss	176	180
Severance/Separation	52	419
Non-GAAP adjusted EBITDA	$247	$(2,394)